EXHIBIT 5.1



                                ROGERS & WELLS
                                200 Park Avenue
                            New York, New York 10166
                                (212) 878-8000
                              FAX (212) 878-8375

WASHINGTON, D.C.                    LONDON                    FRANKFURT
LOS ANGELES                         PARIS                     HONG KONG



                                             September 23, 1997




Chateau Communities, Inc.
6430 South Quebec Street
Englewood, Colorado 80111

Ladies and Gentlemen:

          We have acted as special counsel to Chateau Communities, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") of the Company's Registration Statement on Form S-3 (the "Registration Statement"), covering the possible offer and sale from time to time of 924,979 shares of common stock, par value $.01 per share (the "Shares"), with an aggregate offering price of $27,545,874, by certain stockholders of the Company. The Shares have been issued in transactions that are exempt from registration under the Securities Act. This opinion is being provided at your request in connection with the Registration Statement.

          In rendering the opinions expressed herein, we have examined the Registration Statement, the Articles of Incorporation, as amended and supplemented, of the Company, the Amended and Restated By-laws of the Company, the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of CP Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), and the corporate proceedings of the Company relating to the authorization, offering and issuance of the Shares. As to questions of fact material to this opinion, we have relied on certificates of officers of the Company.

          In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the absence of any amendments or modifications to those items reviewed by us.

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Chateau Communities, Inc.              2              September 23, 1997


          Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

          The opinions stated herein are limited to the laws of the United States and the laws of the States of New York and Maryland. To the extent that any opinions stated herein are dependent on the laws of the State of Maryland, we have relied on the opinion of Piper & Marbury L.L.P., dated the date hereof. Our opinion, to the extent based on such reliance, is limited by the qualifications, assumptions and conditions set forth in such opinion in addition to those matters set forth herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm included in or made part of the Registration Statement.

                              Very truly yours,

                              /S/ ROGERS & WELLS


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